Exhibit 99.1

Daseke Reports Preliminary Fourth Quarter and Full Year 2018 Results Exceeding Outlook, Introduces Strong 2019 Outlook

- 2019 Strategy to Focus on Significant Free Cash Flow Generation and Reduced Leverage -

Addison, Texas — February 7, 2019 — Daseke, Inc. (NASDAQ: DSKE) (NASDAQ: DSKEW) (“Daseke” or the “Company”), the largest flatbed, specialized transportation and logistics solutions company in North America, is pleased to provide preliminary expected results for its fourth quarter and full year ended December 31, 2018, as well as its 2019 financial outlook.

“Daseke ended 2018 on a strong note with revenue and Adjusted EBITDA exceeding our outlook, signaling another record year,” said Don Daseke, Chairman and CEO. “This was driven by the continued outperformance in our higher margin specialized business in a rate environment that remained strong. The momentum has continued in 2019, which is contributing to a robust 2019 outlook characterized by strong top-line growth, Adjusted EBITDA growth, solid free cash flow generation and deleveraging of the business.”

Preliminary Fourth Quarter 2018

•                  Revenue is expected to be in the range of $445 - $447 million, an increase of 73% - 74% compared to the fourth quarter of 2017 due primarily to strong performance in the Specialized Solutions segment.

•                  Net loss is expected to be between $20 - $22 million, and net loss attributable to common stockholders is expected to be between $21 - $23 million. This includes an $11 million non-cash, goodwill impairment charge for one subsidiary’s excess carrying value over its estimated fair value. Excluding the non-cash impairment charge, adjusted net loss attributable to common stockholders(1) is expected to be between $10 - $12 million.

•                  Adjusted EBITDA(1) is expected to be between $38 - $40 million.

Preliminary Full Year 2018

•                  Revenue is projected to be in the range of $1.611 - 1.613 billion, an increase of 90% - 91% compared to fiscal 2017 and ahead of the Company’s outlook of $1.55 billion announced last year. The strong revenue performance was due to the strength in the Specialized Solutions segment.

•                  Net loss is expected to be between $5 - $7 million, and net loss attributable to common stockholders is expected to be between $10 - $12 million. Excluding non-cash impairments of $14 million and the $13 million impact from the Tax Cuts and Jobs Act of 2017, adjusted net loss attributable to common stockholders(1) is expected to be between $9 - $11 million.

•                  Adjusted EBITDA(1) is projected to be between $172 - $174 million, ahead of the Company’s outlook of $170 million announced earlier this year.

The preliminary full year 2018 total depreciation is expected to be $114.4 million, which includes $24.1 million related to the net impact of the step-up in basis of acquired assets, and amortization is expected to be $16.6 million. For the fourth quarter of 2018, total depreciation is expected to be approximately $32.9 million, which includes $7.7 million related to the net impact of the step-up in basis of acquired

(1) A non-GAAP measure defined in Use of Non-GAAP Measures; see reconciliation tables.

assets, and amortization is expected to be $4.5 million. Cash taxes for 2018 are estimated to be $2.0 million and $0.5 million for the fourth quarter of 2018. Net capex is expected to be $121 million for 2018.

Daseke continued: “Since embarking on our journey, we have built this company with a clear strategy to become the largest flatbed and specialized logistics carrier in North America. Over the last 10 years, we have done just that—growing revenues from $30 million to over $1.6 billion and becoming the largest in our niche(2).

“After significant acquisition growth over the past two years, our focus in 2019 now turns toward leveraging our scale, growing Adjusted EBITDA and generating free cash flow. In fact, we anticipate the significant free cash flow generated in 2019 will be able to fund our capital allocation priorities for the year, which will be centered around driving organic growth, integration, operational excellence and leverage reduction.”

Full Year 2019 Outlook

•                  Revenue is anticipated to be in the range of $1.8 - $1.9 billion, up 12% - 18% from the anticipated range in 2018.

•                  The Company expects to generate solid free cash flow in 2019. By the end of 2019, leverage as defined in the Company’s debt agreements is expected to decline to a multiple of approximately 2.9 times Adjusted EBITDA (as defined in the Company’s debt agreements).(3)

•                  Net capital expenditures are anticipated to be in the range of $65 - $70 million.

•                  Net loss attributed to common stockholders is anticipated to be in the range of $14 - $22 million.

•                  Adjusted EBITDA(1) is anticipated to be in the range of $200 - $210 million.

Demand for Daseke’s services is generally linked to the economic conditions of the North American industrial economy. Because the Company’s customers are typically in the industrial and manufacturing sector, the Company is not subject to the same consumer-driven demand as dry van trucking companies, whose freight typically includes consumer goods. The ISM Manufacturing Index (PMI)(4) continues to register above 50, implying that the manufacturing sector is expanding, and the latest reading of the Industrial Production Index(5) was 109.9. Both readings indicate the strength of the current industrial market.

Results for the fourth quarter of 2018 represented seasonality consistent with historical results. The Company anticipates another strong bid season in the first quarter of 2019 based on current supply and demand according to the Morgan Stanley Truckload Freight Index(6). Daseke is assuming overall rate growth in 2019 to be 2.5%, on top of a robust contract rate environment in 2018.

As Daseke has grown revenues from brokerage, logistics and owner-operators (asset light), the Company has reduced net replacement capital expenditures from approximately 10% of revenue in 2015, to an average of approximately 5% in 2016 through 2018. Following a significant investment in net capital

(2) CCJ Top 250, 2018 Rank (Flatbed/Specialized/Heavy Haul).

(3) Assumes no further acquisitions in 2019.

(4) https://www.instituteforsupplymanagement.org/ismreport/mfgrob.cfm?SSO=1; For Release: February 1, 2019

(5) Board of Governors of the Federal Reserve System (US), Industrial Production Index [INDPRO], retrieved from FRED, Federal Reserve Bank of St. Louis; https://fred.stlouisfed.org/series/INDPRO, February 5, 2019.

(6) Morgan Stanley Research; Truck Stop/TLSS – January 30th

expenditures of $121.0 million in 2018, the Company anticipates net capital expenditures in 2019 to be approximately $65 - $70 million, which would represent between 3.6% - 3.7% of the stated revenue range. The Company believes this is an appropriate level of investment to sustain its current fleet age.

Daseke concluded: “Our organization is excited about 2019 and the opportunities we see in the market for continued rate growth after a robust 2018. We plan to expand our asset-light offering with additional brokerage business and continued owner-operator additions, both initiatives that we kicked off in 2018. The addition of Chris Easter as COO underscores our commitment to operational strategies that enhance our organic growth as we navigate our organization to become the clear market leader in moving the industrial economy.”

The Company expects to hold its fourth quarter and full year 2018 earnings call on March 8, 2019 at 11 a.m. Eastern time. Further details will be announced at a later date.

Daseke, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures - Adjusted EBITDA

(Unaudited)

(In Millions)

	Three Months Ended		Twelve Months Ended
	December 31, 2018		December 31, 2018
	Low	High	Low	High

Net Loss	$(22)	$(20)	$(7)	$(5)
Depreciation / amortization	37	37	131	131
Net interest expense	12	12	44	44
Benefit for income taxes	(1)	(1)	(16)	(16)
Acquisition-related transaction expenses	—	—	3	3
Stock compensation	1	1	3	3
Impairment	11	11	14	14
Adjusted EBITDA	$38	$40	$172	$174

Daseke, Inc. and Subsidiaries

Reconciliation of Net Loss to Adjusted Net Loss attributable to common stockholders

(Unaudited)

(In Millions)

	Three Months Ended		Twelve Months Ended
	December 31, 2018		December 31, 2018
	Low	High	Low	High

Net Loss	$(22)	$(20)	$(7)	$(5)
Preferred Dividends	(1)	(1)	(5)	(5)
Non-cash Impairment	$11	$11	$14	$14
Impact of the Tax Cuts and Jobs Act of 2017			$(13)	$(13)
Adjusted Net Loss attributable to common stockholders	$(12)	$(10)	$(11)	$(9)

Daseke, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures - Adjusted EBITDA, 2019 Outlook

(Unaudited)

(In Millions)

	Twelve Months Ended
	December 31, 2019
	Low		High

Net Loss	$(17)		$(9)
Depreciation / amortization	159		159
Net interest expense	52		52
Provision for income taxes	2		4
Stock compensation	4		4

Adjusted EBITDA	$200		$210

Other items:
Cash Tax Expense	$2
Preferred Dividends	$5
Cash Interest Expense	$52
Investment in Working Capital	$9
Net impact of step-up in basis of acuired assets (include in table above)	$31
Amortization (include in table above)	$18
Assumed Fed Rate increases for Interest Expense	50	bps
Total Tax Rate used	25%
Rate growth assumption	2.5%
Miles growth assumption	3.2%

Information Regarding Preliminary Results

The preliminary estimated financial information contained in this press release reflects management’s estimates based solely upon information available to it as of the date of this press release and is not a comprehensive statement of Daseke’s financial results for the three months ended December 31, 2018 or fiscal year ended December 31, 2018. The Company has provided ranges for the preliminary estimated financial results described above primarily because financial closing procedures for the three months ended December 31, 2018 and fiscal year ended December 31, 2018 are not yet complete. The information presented above should not be considered a substitute for full unaudited financial statements for the three months ended December 31, 2018, nor full audited financial statements for the fiscal year ended December 31, 2018, once they become available and should not be regarded as a representation by the Company or its management as to its actual financial results for the three months ended December 31, 2018 or the fiscal year ended December 31, 2018. The ranges for the preliminary estimated financial results described above constitute forward-looking statements. The preliminary estimated financial information presented above is subject to change, and Daseke’s actual financial results may differ from such preliminary estimates and such differences could be material. Accordingly, you should not place undue reliance upon these preliminary estimates.

About Daseke, Inc.

Daseke, Inc. is the leading consolidator and the largest flatbed and specialized transportation and logistics company in North America. Daseke offers comprehensive, best-in-class services to many of the world’s most respected industrial shippers through experienced people, a fleet of over 6,000 tractors and 13,000 flatbed and specialized trailers, and a million-plus square feet of industrial warehousing space. For more information, please visit www.daseke.com.

Use of Non-GAAP Measures

This news release includes Adjusted EBITDA and Adjusted Net Loss Attributable to Common Stockholders, non-GAAP financial measures, for Daseke.  Other companies in Daseke’s industry may define Adjusted EBITDA and Adjusted Net Loss Attributable to Common Stockholders differently than Daseke does, and as a result, it may be difficult to use these non-GAAP measures to compare the performance of those companies to Daseke’s performance. Daseke’s management does not consider Adjusted EBITDA and Adjusted Net Loss Attributable to Common Stockholders in isolation or as an alternative to financial measures determined in accordance with GAAP and instead relies primarily on Daseke’s GAAP results and uses these non-GAAP measures as a supplemental measure.

Daseke defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, including other fees and charges associated with indebtedness, net of interest income, (iii) income taxes, (iv) acquisition-related transaction expenses (including due diligence costs, legal, accounting and other advisory fees and costs, retention and severance payments and financing fees and expenses), (v) stock-based compensation, and (vi) non-cash impairments. Adjusted EBITDA (i) has not been prepared in accordance with the requirements of Regulation S-X or any other securities laws relating to the presentation of pro forma financial information, (ii) does not reflect any pro forma adjustments, (iii) is presented for informational purposes only, and (iv) except for our 2019 Outlook, does not purport to project our future operating results.

Daseke’s board of directors and executive management team use Adjusted EBITDA as a key measure of its performance and for business planning. Adjusted EBITDA assists them in comparing Daseke’s operating performance over various reporting periods on a consistent basis because it removes from Daseke’s operating results the impact of items that, in their opinion, do not reflect Daseke’s core operating performance. Adjusted EBITDA also allows Daseke to more effectively evaluate its operating performance by allowing it to compare the results of operations against its peers without regard to its or its peers’ financing method or capital structure.

Daseke believes its presentation of Adjusted EBITDA is useful because it provides investors and industry analysts the same information that Daseke uses internally for purposes of assessing its core operating performance. However, Adjusted EBITDA is not a substitute for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non-GAAP measures such as Adjusted EBITDA. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and the historic costs of depreciable assets. Adjusted EBITDA should not be considered a measure of the income generated by Daseke’s business or discretionary cash available to it to invest in the growth of its business.

Daseke defines Adjusted Net Loss Attributable to Common Stockholders as net loss attributable to common stockholders (i) plus impairments (ii) less the impact of the Tax Cuts and Jobs Act of 2017 rate change.

Daseke’s board of directors and executive management team view Adjusted Net Loss Attributable to Common Stockholders as an important measure of its performance. Adjusted Net Loss Attributable to Common Stockholders affords a more consistent basis for comparing results between periods.  Daseke also believes excluding impairments and the impact of the Tax Cuts and Jobs Act of 2017 enhances comparability of results between periods.

Daseke believes its presentation of Adjusted Net Loss Attributable to Common Stockholders is useful because it provides investors and industry analysts the same information that it uses internally for purposes of assessing its core results. However, Adjusted Net Loss Attributable to Common Stockholders is not a substitute for, or more meaningful than, net loss attributable to commons stockholders or any other measure derived solely from GAAP measures, and there are limitations to using non-GAAP measures such as Adjusted Net Loss Attributable to Common Stockholders. Certain items excluded from Adjusted Net Loss Attributable to Common Stockholders are significant components in understanding and assessing a company’s results, such as changes in valuations of operating units and tax structure. Adjusted Net Loss Attributable to Common Stockholders should not be considered a measure of the income or loss generated by Daseke’s business.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” “will” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Projected financial information, including our guidance outlook, are forward-looking statements.  These forward-looking statements are based on current information and expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing Daseke’s views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to, general economic and business risks, driver shortages and increases in driver compensation or owner-operator contracted rates, loss of senior management or key operating personnel, Daseke’s ability to recognize the anticipated benefits of recent acquisitions, its ability to identify and execute future acquisitions successfully, seasonality and the impact of weather and other catastrophic events, fluctuations in the price or availability of diesel fuel, increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment, Daseke’s ability to generate sufficient cash to service all of its indebtedness, restrictions in its existing and future debt agreements, increases in interest rates, changes in existing laws or regulations, including environmental and worker health safety laws and regulations and those relating to tax rates or taxes in general, the impact of governmental regulations and other governmental actions related to the Company and its operations, litigation and governmental proceedings, and insurance and claims expenses. For additional information regarding known material factors that could cause our actual results to differ from those expressed in forward-looking statements, please see Daseke’s filings with the Securities and Exchange Commission, available at www.sec.gov, including those described under “Risk Factors” in its annual report on Form 10-K and quarterly reports on Form 10-Q.

Investor Relations:

Liolios

Cody Slach

Tel 1-949-574-3860

DSKE@liolios.com